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                                                                    EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT

                                                            PERCENTAGE
                                           JURISDICTION OF   OWNED BY
                                           INCORPORATION    REGISTRANT
                                           -------------    ----------
         Vira-Tech, Inc.(1)............    Florida             100%
         Viragen Technology, Inc.(2)...    Florida             100%
         Viragen Reagents, Inc.(3).....    Florida             100%
         Viragen U.S.A., Inc.(4).......    Delaware             94%
         Viragen (Europe) Ltd.(5)......    Delaware             70%
         Viragen (Scotland) Ltd.(6)....    Scotland (UK)        70%
         Viragen (Germany) GmbH(7).....    Germany              70%

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(1) Incorporated January 12, 1981

(2) Incorporated January 13, 1995

(3) Incorporated July 14, 1997

(4) Incorporated April 4, 1996

(5) Acquired December 8, 1995

(6) Incorporated January 17, 1995; 100% owned by Viragen (Europe) Ltd.

(7) Acquired November 14, 1997; 100% owned by Viragen (Europe) Ltd.